UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Elimination of Change-of-Control Excise Tax Gross-Ups

On March 26, 2014, State Street Corporation amended its change-of-control agreements with each of its executive officers to eliminate the change-of-control excise tax gross-up provisions in those agreements. State Street’s executive officers approached its Board of Directors and offered to make these amendments.
Prior to these amendments, the change-of-control agreements provided for a gross-up payment, subject to limitations, to make up for any taxes that may be imposed under the change-of-control (“golden parachute”) excise tax provisions of Section 280G and Section 4999 of the Internal Revenue Code. These gross-up payments, however, would have been made only in the event the value of the aggregate of the change-of-control benefits under the agreement exceeded 110% of the product of 2.99 multiplied by the executive officer’s “base amount.” The base amount is generally the average annual compensation of the applicable executive officer over the preceding five-year period. In the event the aggregate value of the change-of-control benefits would not have exceeded that threshold, the executive officer would not have received the gross-up benefit, and the change-of-control benefits under the agreement would have been reduced (a “cutback”) to assure that the change-of-control benefits would not have exceeded 2.99 times the executive officer’s base amount.
Pursuant to the amendments, effective March 26, 2014, each change-of-control agreement provides that, in the event change-of-control benefits would exceed 110% of the product of 2.99 multiplied by the executive officer’s base amount, then the value of the benefits shall be either (i) subject to a cutback or (ii) delivered in full, whichever of the foregoing provides the executive officer the greatest benefit on an after-tax basis (with the golden parachute excise tax being the responsibility of the executive to pay). If benefits are below the 110% threshold, the executive officer would be subject to an automatic cutback to assure that the change-of-control benefits do not exceed 2.99 times the executive officer’s base amount.
Among the officers amending their change-of-control agreements were: Joseph L. Hooley, Chairman, President and Chief Executive Officer; Michael W. Bell, Executive Vice President and Chief Financial Officer; Joseph C. Antonellis, Vice Chairman; James S. Phalen, Vice Chairman; Scott F. Powers, President and Chief Executive Officer of State Street Global Advisors; and Michael F. Rogers, Executive Vice President. The form of amendment entered into by each of these officers is attached as Exhibit 99.1 to this Current Report on Form 8-K, and the forms of change-of-control agreement entered into by each of these officers are attached (or incorporated by reference) as Exhibits 10.4 and 10.5 to State Street’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The above descriptions of the amendments and agreements represent summaries of those documents that are not complete. Those summaries are qualified in their entirety by reference to the forms of amendment and agreements.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1
Form of amendment dated March 26, 2014 to employment agreements entered into with each of Joseph L. Hooley, Michael W. Bell, Joseph C. Antonellis, James S. Phalen, Scott F. Powers and Michael F. Rogers

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ James J. Malerba
	Name:	James J. Malerba
	Title:	Executive Vice President, Corporate Controller and Chief Accounting Officer
Date: March 31, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1
Form of amendment dated March 26, 2014 to employment agreements entered into with each of Joseph L. Hooley, Michael W. Bell, Joseph C. Antonellis, James S. Phalen, Scott F. Powers and Michael F. Rogers